Exhibit 20.7
Page 1 of 3

Navistar Financial 1996-B Owner Trust
For the Month of March 1997
Distribution Date of April 21, 1997

Original Pool Amount                     $486,507,362.75

Beginning Pool Balance                   $420,468,686.42
Beginning Pool Factor                          0.8642597

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)    $16,481,215.93
  Interest Collected                       $3,553,267.90

Additional Deposits:
  Repurchase Amounts                               $0.00
  Liquidation Proceeds/Recoveries            $601,423.50
Total Additional Deposits                    $601,423.50

Repos/Chargeoffs                             $827,898.12
Aggregate Number of Notes Charged Off                 59

Total Available Funds                      $20,447,814.71

Ending Pool Balance                       $403,347,664.99
Ending Pool Factor                              0.8290680

Servicing Fee                                 $350,390.57

Repayment of Servicer Advances                $188,092.62

Reserve Account:
  Beginning Balance (See Memo Item)        $10,557,298.13
  Target Percentage                                  2.50%
  Target Balance                           $10,083,691.62
  Minimum Balance                           $9,730,147.26
  (Release)/Deposit                          $(473,606.51)
  Ending Balance                           $10,083,691.62

Current Weighted Average APR:                      10.140%
Current Weighted Average Remaining Term (months):   43.99

                                           Dollars       Notes
Delinquencies:
Installments:
     1-30 days                           2,481,436.48    1,966
    31-60 days                             522,203.80      449
    60+ days                               147,774.27       91

    Total                                3,151,414.55    1,968

  Balances: 60+ days                     4,214,874.91       91

Memo Item - Reserve Account
  Prior month                          $10,511,717.16
  + Invest. Income                          45,580.97
  - Transfer to Collections Account              0.00
Beginning Balance                      $10,557,298.13

Exhibit 20.7
Page 2 of 3

Navistar Financial 1996-B Owner Trust
For the Month of March 1997

                                                                       NOTES                          CLASS B          CLASS C
                                       TOTAL         CLASS A-1         CLASS A-2       CLASS A-3      CERTIFICATES     CERTIFICATES
Original Pool Amount
 Distributions:                  $486,507,362.75  $106,500,000.00  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
 Distribution Percentages (1)                             100.00%            0.00%            0.00%           0.00%           0.00%
 Coupon                                                    5.490%           5.930%           6.330%          6.500%          7.450%

Beginning Pool Balance           $420,468,686.42
Ending Pool Balance              $403,347,664.99
Collected Principal               $16,293,123.31
Collected Interest                 $3,553,267.90
Charge-Offs                          $827,898.12
Liquidation Proceeds/Recoveries      $601,423.50
Servicing                            $350,390.57
Cash Transfer from Reserve Acct            $0.00
  Total Collections Available
    for Debt Service              $20,097,424.14

Beginning Balance                $420,468,686.42   $40,461,323.67  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75

Interest Due                       $2,168,369.10      $185,110.56      $552,972.50    $1,247,537.50      $92,235.00      $90,513.54
Interest Paid                      $2,168,369.10      $185,110.56      $552,972.50    $1,247,537.50      $92,235.00      $90,513.54
Principal Due                     $17,121,021.43   $17,121,021.43            $0.00            $0.00           $0.00           $0.00
Principal Paid                    $17,121,021.43   $17,121,021.43            $0.00            $0.00           $0.00           $0.00

Ending Balance                   $403,347,664.99   $23,340,302.24  $111,900,000.00  $236,500,000.00  $17,028,000.00  $14,579,362.75
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)               0.2191577675     1.0000000000     1.0000000000    1.0000000000    1.0000000000

Total Distributions               $19,289,390.53   $17,306,131.99      $552,972.50    $1,247,537.50      $92,235.00      $90,513.54

Interest Shortfall                         $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
Principal Shortfall                        $0.00            $0.00            $0.00            $0.00           $0.00           $0.00
 Total Shortfall (required from Reserve)   $0.00            $0.00            $0.00            $0.00           $0.00           $0.00

Excess Servicing                     $808,033.61

Beginning Reserve Account BalancE $10,557,298.13   See also Memo Item on Page 1 regarding Reserve Account
(Release)/Draw                      ($473,606.51)
Ending Reserve Account Balance    $10,083,691.62


(1) The Noteholder's Percentage will be 100% for each Distribution Date occurring before the Distribution date on which the Class A-1 Notes have been paid in full, and generally 93.5% thereafter until all the Notes have been paid in full. No principal distributions to Class
     A-2 until Class A-1 has been paid in full. No principal distributions to Class A-3 until Class A-2 has been paid in full.

Exhibit 20.7
Page 3 of 3

Navistar Financial 1996-B Owner Trust
For the Month of March 1997

Trigger Events:  A) Loss Trigger - Reserve Account Balance
                    Loss Trigger - Certificate Lockout Event
                 B) Delinquency Trigger
                 C) Noteholders Percent Trigger

                            6               5                4                3                2                1
                         Oct 1996        Nov 1996         Dec 1996         Jan 1997         Feb 1997         Mar 1997

Beg. Pool Balance    $486,507,362.75  $471,983,852.01  $462,375,764.00  $449,329,330.86  $436,095,079.95  $420,468,686.42

A) Loss Trigger:
Principal of Contracts
  Charged off            $533,952.94      $138,745.01      $969,247.14      $809,912.35      $878,067.63      $827,898.12
Recoveries                     $0.00       $23,776.07       $88,657.60      $301,836.56      $440,053.06      $601,423.50

Loss Trigger - Reserve Account Balance                     Loss Trigger - Certificate Lockout Event
Total Charged off (Months 5,4,3)        $1,917,904.50        Total Charged off (Months 1-6)              $4,157,823.19
Total Recoveries (Months 3,2,1)         $1,343,313.12        Total Recoveries (Months 1-6)                1,455,746.79
Net Loss/(Recoveries) for 3 Mos.          $574,591.38(a)     Net Loss/(Recoveries) for 6 Mos.            $2,702,076.40(c)

Total Balance (Months 5,4,3)        $1,383,688,946.87(b)       Total Balance (Months 1-6)            $2,726,760,075.99(d)

Loss Ratio Annualized [(a/b)(12)]             0.4983%        Loss Ratio Annualized [(c/d)(12)]                 1.1891%

Trigger: Is Ratio> 1.5%                           No         Trigger: Is Ratio> 6.0%                                No

B) Delinquency Trigger:
   Balance delinquency 60+ days                                           $2,920,133.41    $4,097,975.10    $4,214,874.91
   As % of Beginning
     Pool Balance                                                              0.64989%         0.93970%         1.00242%
   Three Month Average                                                         0.64204%         0.81209%         0.86400%

Trigger:  Is Average> 2.0%                        No

C) Noteholders Percent Trigger:               2.0727%
   Ending Reserve Acct. Balance
    not less than 1% of Initial
    Aggregate Receivables Balance

Trigger:  Is Minimum < 1.0%                       No

Navistar Financial Corporation



by: /s/ R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer